SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 15, 2000



                         Commission File Number: 0-18942

                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




        Virginia                                               06-1293758
---------------------------------------                   ----------------------
 (State of organization)                                     (I.R.S. Employer
                                                           Identification No.)


1750 Tysons Boulevard, Suite 1200,
Tysons Corner, Virginia                                           22102
---------------------------------------                   ----------------------
(Address of principal executive office)                        (Zip Code)


                                 (888) 257-3550
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                              (Page 1 of 12 pages)

      ILM II Senior Living, Inc. (the "Company") hereby amends and restates in its entirety its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the "Commission") on August 30, 2000, as set forth below in order to: (i) clarify the transaction costs assumed by Capital Senior Living Corporation in connection with the previously announced proposed merger between the Company and Capital; and (ii) file with the Commission pro forma financial statements showing the effect of the sale of the Company's 75% co-tenancy interest in its senior living facility located in Santa Barbara, California.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


      On August 15, 2000, the Company caused ILM II Holding, Inc., its subsidiary ("Holding II") to sell to Capital Senior Living Corporation ("Capital") all of its right and title in and to its 75% co-tenancy interest in its senior living facility located in Santa Barbara, California. In consideration for the sale, Capital paid Holding II a cash payment of approximately $10 million and assumed certain then current transaction expenses incurred by the Company in connection with the previously announced proposed merger contemplated by the Amended and Restated Agreement and Plan of Merger dated October 19, 1999, as amended on April 18, 2000, by and among the Company, Capital and Capital's wholly owned acquisition subsidiary (the "Merger Agreement"). The remaining 25% co-tenancy interest in the Santa Barbara facility was formerly owned by ILM Holding, Inc., a subsidiary of ILM Senior Living, Inc. ("ILM I") and was transferred to Capital at the time the merger between ILM I and Capital was consummated.


      The Company determined to sell its interest in the Santa Barbara facility because of the following factors: Capital had publicly announced that it did not receive and was not at that time in possession of sufficient loan proceeds with which to consummate the previously announced proposed merger; the Company's Board of Directors believed that the purchase price was fair, from a financial point of view; and, the Merger Agreement provides that if the proposed merger was not consummated by September 30, 2000, it could be terminated by either the Company or Capital and that if Capital had consummated its proposed merger with ILM I (which it has), the Company would be contractually obligated to sell to Capital its 75% interest in the Santa Barbara facility.

      In connection with the proposed merger, Capital has recently announced that it is in the process of seeking alternative financing resources. At this time, there is no certainty as to whether Capital will be able to obtain alternative financing, or if so obtained, whether it will be sufficient to consummate the proposed merger. Similarly, there can be no assurance as to whether the merger will be consummated or, if consummated, as to the timing thereof.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


      On August 30, 2000, ILM II Senior Living, Inc. ("ILM II") filed a Form 8-K that reported that ILM II caused its subsidiary, ILM II Holding, Inc. to sell all of its right and title in and to its 75% co-tenancy interest in its senior living facility located in Santa Barbara, California ("Santa Barbara"). In Item 7 of the Form 8-K, ILM II stated that the pro forma financial statements of ILM II showing the effect of the sale would be filed within 60 days of the filing of the Form 8-K. This Form 8-K/A includes such financial statements.

                              (Page 2 of 12 pages)

      (a)   Not Applicable.

      (b) Unaudited pro forma Consolidated Balance Sheet of ILM II as of May 31, 2000 and unaudited pro forma Consolidated Statements of Income for the nine months ended May 31, 2000 and for the year ended August 31, 1999 and giving effect to the sale of Santa Barbara.


      (c) Not Applicable.


                              (Page 3 of 12 pages)

                            ILM II SENIOR LIVING, INC.

                                      INDEX

                                                                            Page
                                                                            ----
Part I.  Financial Information

      Item 1.  Pro Forma Financial Statements


               Introduction to Pro Forma Consolidated
               Financial Statements (Unaudited)................................6

               Pro Forma Consolidated Balance Sheet
               May 31, 2000 (Unaudited)........................................7

               Pro Forma Consolidated Statement of Income
               For the nine months ended May 31, 2000 (Unaudited)..............8

               Pro Forma Consolidated Statement of Income
               For the year ended August 31, 1999 (Unaudited)..................9

      Notes to Pro Forma Consolidated Financial Statements (Unaudited)........10

Part II.  Other Information

Signatures....................................................................12



                              (Page 4 of 12 pages)

                            ILM II SENIOR LIVING, INC.

Part I.  Financial Information

      Item I.  Pro Forma Financial Statements
               (see next page)



                              (Page 5 of 12 pages)

                           ILM II SENIOR LIVING, INC.

           INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


      The accompanying unaudited pro forma consolidated financial statements of the Company are based on its audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1999, and its unaudited consolidated financial statements included in the Quarterly Report on Form 10-Q for the period ended May 31, 2000, adjusted where appropriate to give pro forma effect to the sale of the Company's 75% co-tenancy interest in Villa Santa Barbara on August 16, 2000.

      The Unaudited Pro Forma Consolidated Balance Sheet at May 31, 2000, gives pro forma effect to the sale of Villa Santa Barbara "as if" it had occurred on May 31, 2000. The Unaudited Pro Forma Consolidated Statement of Income for the year ended August 31, 1999, gives pro forma effect to the sale of Villa Santa Barbara "as if" it had occurred on September 1, 1998. The Unaudited Pro Forma Consolidated Statement of Income for the nine months ended May 31, 2000 gives effect to the sale of Villa Santa Barbara "as if" it had occurred on September 1, 1998. Further details about the pro forma adjustments are set forth in Footnote 2 of the accompanying notes to the unaudited pro forma consolidated financial statements.

      The Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statements of Income are presented for informational purposes only and do not necessarily reflect the financial position or results of operations of the Company which would have actually resulted had the transaction for which the statements give pro forma effect actually occurred at the times assumed. Additionally, the statements do not purport to represent the Company's future financial position or results of operations.


      These statements and the accompanying notes should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the historical consolidated statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1999, and the Company's Unaudited Quarterly Report on Form 10-Q for the period ended May 31, 2000.


                              (Page 6 of 12 pages)


                                ILM II SENIOR LIVING, INC.

                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                 May 31, 2000 (Unaudited)
                      (Dollars in thousands, except per share data)

                                          Assets
                                          ------

                                                                              Pro Forma
                                           May 31, 2000     Adjustments      May 31, 2000
                                           ------------     -----------      ------------

Operating investment properties, at cost:


Operating investment properties, at cost:

Land                                        $  5,842            $ (1,150)(1A)   $  4,692
Building and improvements                     28,021              (4,010)(1B)     24,011
Furniture, fixtures and equipment              3,815                --             3,815
                                            --------            --------        --------

                                              37,678              (5,160)         32,518
Less: accumulated depreciation                (9,727)                969 (1C)     (8,758)
                                            --------            --------        --------
                                              27,951              (4,191)         23,760

Unamortized mortgage fees                      1,425                (178)(1D)      1,247
Less: accumulated amortization                (1,215)                121 (1E)     (1,094)
                                            --------            --------        --------
                                                 210                 (57)            153

Loan origination fees                            144                --               144
Less: accumulated amortization                   (72)               --               (72)
                                            --------            --------        --------
                                                  72                --                72

Cash and cash equivalents                        621               9,184 (1F)      9,805
Accounts receivable - related                    383                (149)(1G)        234
party
Prepaid expenses and other assets                 83                --                83
Deferred rent receivable                          14                --                14
                                            --------            --------        --------
                                            $ 29,334            $  4,787        $ 34,121
                                            ========            ========        ========




                           Liabilities and Shareholders' Equity
                           ------------------------------------

Accounts payable and accrued                $     79            $   --          $     79
expenses
Accounts payable-related party                   129                --               129
Construction loan payable                      1,165                (600)(1H)        565
Preferred shareholders' minority
Interest in subsidiary                           141                --               141
                                            --------            --------        --------
Total liabilities                              1,514                (600)            914

Contingencies

Shareholders' equity:
Common stock, $0.01 par value,
12,500,000 shares authorized
5,181,236 shares issued                           52                --                52
and outstanding
Additional paid-in capital                    44,823                --            44,823
Accumulated deficit                          (17,055)           $   5,387(1I)    (11,668)
                                            --------            --------        --------


Total shareholder's equity                    27,820            $  5,387          33,207
                                            --------            --------        --------
                                            $ 29,334            $  4,787        $ 34,121
                                            ========            ========        ========


              The accompanying notes are an integral part of these
                  pro forma consolidated financial statements.

                              (Page 7 of 12 pages)

                           ILM II SENIOR LIVING, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               For the nine months ended May 31, 2000 (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                     Pro Forma
                                       Nine Months                  Nine Months
                                          Ended                        Ended
                                      May 31, 2000   Adjustments   May 31, 2000
                                      ------------   -----------   ------------

REVENUES
   Rental income                          $ 4,084     $  (509)(2A)      $ 3,575
   Interest income                             32        --                  32
                                          -------     -------           -------
                                            4,116        (509)            3,607
EXPENSES
   Depreciation expense                       893        (108)(2B)          785
   Amortization expense                       137         (12)(2C)          125
   General and administrative                 202         (28)(2D)          174
   Professional fees                        1,022        (141)(2E)          881
   Directors' compensation                     70        --                  70
                                          -------     -------           -------
                                            2,324        (289)            2,035
                                          -------     -------           -------

NET INCOME                                $ 1,792     $  (220)          $ 1,572
                                          =======     =======           =======

Basic earnings per share of common        $  0.35                       $  0.30
stock                                     =======                       =======



The above earnings per share of common stock are based upon the 5,181,236 shares outstanding for each period.



              The accompanying notes are an integral part of these
                  pro forma consolidated financial statements.

                              (Page 8 of 12 pages)

                           ILM II SENIOR LIVING, INC.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       For the year ended August 31, 1999
                  (Dollars in thousands, except per share data)

                                                                      Pro Forma
                                       Year Ended                    Year Ended
                                       August 31,                     August 31,
                                         1999        Adjustments        1999
                                       -----------   -----------     -----------

REVENUES:
  Rental and other income                 $ 5,265     $  (651)(3A)     $ 4,614
  Interest income                              56        --                 56
                                          -------     -------          -------
                                            5,321        (651)           4,670

EXPENSES:
  Depreciation expense                      1,235        (149)(3B)       1,086
  Amortization expense                        184         (16)(3C)         168
  General and administrative                  344         (47)(3D)         297
  Professional fees                         1,778        (244)(3E)       1,534
  Director compensation                        83        --                 83
                                          -------     -------          -------
                                            3,624        (456)           3,168
                                          -------     -------          -------

NET INCOME                                $ 1,697     $  (195)         $ 1,502
                                          =======     =======          =======

Earnings per share of common stock        $  0.32     $  0.03          $  0.29
                                          =======     =======          =======



The above earnings per share of common stock are based upon the 5,181,236 shares outstanding during the year.

              The accompanying notes are an integral part of these
                  pro forma consolidated financial statements.

                              (Page 9 of 12 pages)

                           ILM II SENIOR LIVING, INC.
        Notes to Pro Forma Consolidated Financial Statements (Unaudited)


1.   Disposition of Assets


      On August 15, 2000, ILM II Senior Living, Inc. (the "Company") caused ILM II Holding, Inc., its subsidiary ("Holding II"), to complete the sale of its 75% co-tenancy interest in its senior living facility located in Santa Barbara, California ("Villa Santa Barbara"), to Capital Senior Living Corporation ("Capital") for $10,143,750. In consideration for the sale, the Company received $9,543,750 in cash and Capital contributed $600,000 toward the Company's outstanding construction loan debt and assumed certain then current transaction expenses incurred by the Company in connection with the previously announced proposed merger contemplated by the Amended and Restated Agreement and Plan of Merger dated October 19, 1999, as amended on April 18, 2000 (the "Merger Agreement"), by and among the Company, Capital and Capital's wholly-owned acquisition subsidiary. The remaining 25% co-tenancy interest in Villa Santa Barbara was formerly owned by ILM Holding, Inc. ("Holding I"), a subsidiary of ILM Senior Living, Inc. ("ILM I") and was transferred to Capital at the time the merger between ILM I and Capital was consummated.

          A gain on the sale of approximately $5.8 million has been presented on the accompanying Pro Forma Consolidated Balance Sheet at May 31, 2000, as an increase to equity. It is anticipated that this gain will result in a built-in gain tax which would be reduced by available Net Operating Loss Carryforwards from the period when the Company was a so-called "C" Corporation (prior to the Company's conversion to a Real Estate Investment Trust (REIT) for 1996).

          No additional interest income has been presented in the accompanying unaudited statements of income, as some portion of the cash received in the transaction is available for dividends.


2.   Pro Forma Adjustments

     The pro forma adjustments to the consolidated balance sheet and consolidated statements of income are detailed below (dollars in thousands):

     PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                    MAY 31, 2000
                                                                    ------------
     [1] To reflect the sale of ILM II Holding, Inc.'s 75% co-tenancy interest in its senior living facility located in Santa Barbara, California and repayment of related debt.

          (A)   To record land sold.                          $    -    $  1,150
          (B)   To record buildings and improvements
                sold.                                                      4,010
          (C)   To record accumulated depreciation on
                buildings and improvements sold.                  969
          (D)   To record unamortized mortgage fees relating
                to the Santa Barbara facility sold.                          178
          (E)   To record accumulated amortization on
                unamortized mortgage fees relating to the
                Santa Barbara facility sold.                      121
          (F)   To record cash proceeds from sale, net
                of debt repayment of $600 and base rent
                of $361.                                        9,184
          (G)   To record accounts receivable-related party
                relating to the Santa Barbara facility sold.                 149
          (H)   To record payment on construction loan
                payable.                                          600
          (I)   To record approximate gain on sale of
                assets net of Pro Forma income and
                expense adjustments.                                       5,387

                                                              ------------------
                                                              $10,874   $ 10,874
                                                              ==================


                              (Page 10 of 12 pages)

                           ILM II SENIOR LIVING, INC.
        Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                                  (Continued)

     PRO FORMA CONSOLIDATED STATEMENT OF INCOME                    Nine Months
                                                                      Ended
                                                                   May 31,2000
                                                                   -----------
     [2] Adjustment to reflect the elimination of revenues and expenses relating to the 75% co-tenancy interest in ILM II Holding, Inc.'s senior living facility located in Santa Barbara, California.

          (A)  To eliminate rental income received from ILM
               II Lease Corporation.                                       $509
          (B)  To eliminate depreciation expense recorded on
               the buildings and improvements sold.                         108
          (C)  To eliminate amortization expense on mortgage
               fees relating to debt on the Santa Barbara
               facility.                                                     12
          (D)  To eliminate general and administrative
               expenses specific to the Santa Barbara facility.              28
          (E)  To eliminate professional fees specific to the
               Santa Barbara facility.                                      244


     PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                                                     Year Ended
                                                                     August 31,
                                                                       1999
                                                                     ----------

     [3] Adjustment to reflect the elimination of revenues and expenses relating to the 75% co-tenancy interest in ILM II Holding, Inc.'s senior living facility located in Santa Barbara, California.

          (A)  To eliminate rental income received from ILM
               II Lease Corporation.                                       $651

          (B)  To eliminate depreciation expense recorded on
               the buildings and improvements sold.                         149

          (C)  To eliminate amortization expense on mortgage
               fees relating to debt on the Santa Barbara                    16
               facility.

          (D)  To eliminate general and administrative
               expenses specific to the Santa Barbara facility.              47

          (E)  To eliminate professional fees specific to the
               Santa Barbara facility.                                      244


                              (Page 11 of 12 pages)

                           ILM II SENIOR LIVING, INC.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           By:  ILM II SENIOR LIVING, INC.


                              By: /s/ J. William Sharman, Jr.
                                  -------------------------------------
                                  J. William Sharman, Jr.
                                  Chairman of the Board of Directors
                                  President and Chief Executive Officer

Dated:  November 1, 2000


                              (Page 12 of 12 pages)